                                                                     Exhibit (j)

                               [KPMG LETTERHEAD]

                        CONSENT OF INDEPENDENT AUDITORS

To the Shareholders and Board of Trustees
USAllianz Variable Insurance Products Trust:

We consent to the use of our report dated February 9, 2001 for the US Allianz Variable Insurance Products Trust's financial statements and financial highlights as incorporated herein by reference and to the references to our firm under the headings "Financial Highlights" in the prospectus and "Independent Auditors" in the statement of additional information.

KPMG LLP

Columbus, Ohio
April 20, 2001